                                                                    EXHIBIT 99.3



                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Weatherford Enterra, Inc.:

We have audited the accompanying consolidated balance sheets of Weatherford Enterra, Inc. (a Delaware corporation) and subsidiaries (the "Company") as of December 31, 1997 and 1996, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Weatherford Enterra, Inc. and subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
March 11, 1998

                   WEATHERFORD ENTERRA, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1996
                       (IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                                                           1997             1996
                                                                        -----------      -----------
                           ASSETS

CURRENT ASSETS:
    Cash and cash equivalents .....................................     $    42,348      $    33,029
    Receivables, net of allowance of
        $22,467 and $16,241 .......................................         261,449          272,816
    Inventories, net of allowance of
        $16,671 and $21,261 .......................................         169,048          163,302
    Deferred tax assets ...........................................          11,266           20,090
    Prepayments and other .........................................          20,767           16,197
                                                                        -----------      -----------
                Total current assets ..............................         504,878          505,434
                                                                        -----------      -----------
PROPERTY, PLANT AND EQUIPMENT, at cost:
    Land ..........................................................          16,166           20,041
    Buildings and improvements ....................................          93,033          101,114
    Rental and service equipment ..................................       1,010,065        1,017,866
    Machinery and other equipment .................................         131,230          115,665
                                                                        -----------      -----------
                                                                          1,250,494        1,254,686
    Less -- Accumulated depreciation ..............................         682,048          693,496
                                                                        -----------      -----------
                                                                            568,446          561,190
                                                                        -----------      -----------
GOODWILL, net .....................................................         266,121          290,474
                                                                        -----------      -----------
OTHER ASSETS ......................................................          38,550           40,625
                                                                        -----------      -----------
                                                                        $ 1,377,995      $ 1,397,723
                                                                        ===========      ===========
    LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
    Short-term debt and current portion of
        long-term debt ............................................     $     2,823      $    24,508
    Accounts payable ..............................................          63,808           65,713
    Accrued compensation and employee
        benefits ..................................................          29,752           29,885
    Accrued income taxes ..........................................          30,404           17,427
    Accrued taxes other than income
        taxes .....................................................          11,602           10,078
    Accrued insurance .............................................          10,329           11,283
    Other accrued liabilities .....................................          43,627           52,465
                                                                        -----------      -----------
                Total current liabilities .........................         192,345          211,359
                                                                        -----------      -----------
LONG-TERM DEBT ....................................................         209,124          291,266
                                                                        -----------      -----------
DEFERRED TAX LIABILITIES ..........................................          27,401           34,728
                                                                        -----------      -----------
OTHER LONG-TERM LIABILITIES .......................................          14,999           18,762
                                                                        -----------      -----------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
    Preferred stock, $1 par; shares authorized 1,000,000; none
        issued ....................................................            --               --
    Common stock, $.10 par; shares  authorized 80,000,000;
        issued 52,701,964 and 52,172,796 ..........................           5,270            5,217
    Paid-in capital ...............................................         652,378          639,679
    Retained earnings .............................................         313,216          200,316
    Cumulative translation adjustment .............................         (23,795)          (2,768)
    Treasury stock, 322,667 and 28,269
        common shares, at cost ....................................         (12,943)            (836)
                                                                        -----------      -----------
                Total stockholders' equity ........................         934,126          841,608
                                                                        -----------      -----------
                                                                        $ 1,377,995      $ 1,397,723
                                                                        ===========      ===========


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                   WEATHERFORD ENTERRA, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                       FOR EACH OF THE THREE YEARS IN THE
                       PERIOD ENDED DECEMBER 31, 1997
                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                 1997             1996             1995
                                              -----------      -----------      -----------
REVENUES:
    Services and rentals ................     $   821,397      $   746,180      $   612,597
    Products ............................         262,568          248,288          246,310
                                              -----------      -----------      -----------
                Total revenues ..........       1,083,965          994,468          858,907
                                              -----------      -----------      -----------
COSTS AND EXPENSES:
    Cost of services and rentals ........         551,375          537,313          442,902
    Cost of products ....................         175,165          177,033          182,444
    Selling, general and administrative
        expenses ........................         140,229          140,614          137,959
    Research and development ............           7,782            7,154            4,954
    Equity in earnings of
        unconsolidated affiliates .......          (2,582)          (2,078)          (1,477)
    Foreign currency loss (gain),
        net .............................           1,782              (49)             (74)
    Other expense, net ..................          17,132            8,725            3,835
    Acquisition-related costs and other
        unusual charges .................            --               --             88,182
                                              -----------      -----------      -----------
                Total operating costs and
                    expenses ............         890,883          868,712          858,725
                                              -----------      -----------      -----------
OPERATING INCOME ........................         193,082          125,756              182
Interest expense ........................          20,139           22,914           17,217
Interest income .........................          (2,630)          (2,005)          (2,081)
                                              -----------      -----------      -----------
Income (loss) before income taxes .......         175,573          104,847          (14,954)
Income tax provision (benefit) ..........          62,673           34,774           (4,396)
                                              -----------      -----------      -----------
NET INCOME (LOSS) .......................     $   112,900      $    70,073      $   (10,558)
                                              ===========      ===========      ===========
Basic earnings (loss) per common
    share ...............................     $      2.15      $      1.35      $     (0.21)
                                              ===========      ===========      ===========
Diluted earnings (loss) per common
    share ...............................     $      2.14      $      1.35      $     (0.21)
                                              ===========      ===========      ===========
Weighted average shares
    outstanding .........................          52,430           51,722           50,681
Diluted average shares outstanding ......          52,837           52,097           50,681



              The accompanying notes are an integral part of these
                       consolidated financial statements.

                   WEATHERFORD ENTERRA, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
        FOR EACH OF THE THREE YEARS IN THE PERIOD ENDED DECEMBER 31, 1997
                                 (IN THOUSANDS)

                                                                                        Cumulative
                                                Common       Paid-in       Retained     Translation     Treasury
                                                Stock        Capital       Earnings     Adjustment        Stock          Total
                                              ---------     ---------      --------     -----------     ---------      ---------
BALANCE, December 31, 1994 ..............     $   5,058     $ 593,744     $ 140,801      $  (4,168)     $    (801)     $ 734,634
Shares issued under employee benefit
   plans ................................             1           187          --             --             --              188
Stock grants and options exercised ......            40         8,300          --             --              (60)         8,280
Currency translation adjustment .........          --            --            --           (1,701)          --           (1,701)
Net loss ................................          --            --         (10,558)          --             --          (10,558)
                                              ---------     ---------     ---------      ---------      ---------      ---------
BALANCE, December 31, 1995 ..............         5,099       602,231       130,243         (5,869)          (861)       730,843
Shares issued under employee benefit
   plans ................................             3         1,367          --             --              419          1,789
Stock grants and options exercised ......            40         9,636          --             --             (394)         9,282
Issuance of Common Stock in
   acquisition ..........................            75        26,445          --             --             --           26,520
Currency translation adjustment .........          --            --            --            3,101           --            3,101
Net income ..............................          --            --          70,073           --             --           70,073
                                              ---------     ---------     ---------      ---------      ---------      ---------
BALANCE, December 31, 1996 ..............         5,217       639,679       200,316         (2,768)          (836)       841,608
Shares issued under employee benefit
   plans ................................             1           474          --             --             --              475
Stock grants and options exercised ......            52        12,225          --             --             (247)        12,030
Purchase of treasury stock ..............          --            --            --             --          (11,860)       (11,860)
Currency translation adjustment .........          --            --            --          (21,027)          --          (21,027)
Net income ..............................          --            --         112,900           --             --          112,900
                                              ---------     ---------     ---------      ---------      ---------      ---------
BALANCE, December 31, 1997 ..............     $   5,270     $ 652,378     $ 313,216      $ (23,795)     $ (12,943)     $ 934,126
                                              =========     =========     =========      =========      =========      =========


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                 WEATHERFORD ENTERRA, INC. AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF CASH FLOWS
      FOR EACH OF THE THREE YEARS IN THE PERIOD ENDED DECEMBER 31, 1997
                               (IN THOUSANDS)

                                                        1997           1996           1995
                                                     ---------      ---------      ---------
NET INCOME (LOSS) ..............................     $ 112,900      $  70,073      $ (10,558)
Income items not requiring
    (providing) cash:
    Depreciation and amortization ..............       110,810        105,857         95,957
    Non-cash portion of
        acquisition-related costs and
        other unusual charges ..................          --             --           66,196
    Deferred income tax provision
        (benefit) ..............................        11,548         12,103        (20,781)
    Gain on sales of assets, net ...............       (16,704)       (14,058)       (12,503)
    Other non-cash items, net ..................        (3,079)        (1,428)           409
    Increase (decrease) in operating
        cash flow resulting from:
           Receivables, net ....................       (37,229)       (38,587)        16,277
           Inventories, net ....................       (39,681)        (8,384)       (12,603)
           Payment of deferred loan costs ......          --           (4,820)          (892)
           Prepayments and other ...............         4,562           (922)        (5,799)
           Accounts payable and accrued
                liabilities ....................        25,800         15,868        (46,307)
           Other long-term liabilities .........        (2,194)        (7,024)         9,477
                                                     ---------      ---------      ---------
CASH PROVIDED BY OPERATING
    ACTIVITIES .................................       166,733        128,678         78,873
                                                     ---------      ---------      ---------
Purchases of property, plant and equipment .....      (153,412)      (148,656)      (110,625)
Proceeds from sales of property,
    plant and equipment ........................        30,431         20,215         31,137
Proceeds from sales of businesses ..............        68,798         40,481          9,493
Acquisitions, net of notes issued and
    cash acquired ..............................          --          (16,278)      (139,226)
Other net cash flows from investing activities .        (6,384)       (15,388)        (9,245)
                                                     ---------      ---------      ---------
CASH USED IN INVESTING ACTIVITIES ..............       (60,567)      (119,626)      (218,466)
                                                     ---------      ---------      ---------
Borrowings under credit facilities .............        13,190        250,783        411,737
Repayment of borrowings ........................      (115,374)      (271,565)      (283,346)
Net cash flows from currency hedging
    transactions ...............................         5,229          1,133         (2,719)
Purchase of treasury stock .....................       (11,860)          --             --
Proceeds from stock option exercises,
    sales of stock to employee benefit
    plans and other ............................        12,752         11,046          6,268
                                                     ---------      ---------      ---------
CASH (USED IN) PROVIDED BY
    FINANCING ACTIVITIES .......................       (96,063)        (8,603)       131,940
                                                     ---------      ---------      ---------
Effect of exchange rate changes on cash ........          (784)          (220)         4,347
                                                     ---------      ---------      ---------
Increase (decrease) in cash and cash equivalents         9,319            229         (3,306)
Cash and cash equivalents at
    beginning of year ..........................        33,029         32,800         36,106
                                                     ---------      ---------      ---------
Cash and cash equivalents at end of year .......     $  42,348      $  33,029      $  32,800
                                                     =========      =========      =========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
    INFORMATION:
Cash paid during the year for:
    Interest ...................................     $  19,588      $  12,826      $  14,396
    Income taxes ...............................        38,016         14,652         17,741



              The accompanying notes are an integral part of these
                       consolidated financial statements.

                   WEATHERFORD ENTERRA, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation. The accompanying consolidated financial statements include the accounts of Weatherford Enterra, Inc. and its subsidiaries (the "Company" or "Weatherford") after elimination of all significant intercompany accounts and transactions. The Company accounts for its 50% or less-owned affiliates using the equity method. Weatherford is a diversified international energy service and manufacturing company that provides a variety of services and equipment to the exploration, production and transmission sectors of the oil and gas industry.

Accounting estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the balance sheet date and the reported amounts of revenues and expenses during the reporting period. While actual results could differ from these estimates, management believes that the estimates are reasonable.

Cash and cash equivalents. The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The reported value of all financial instruments approximates market value. Prepayments and other current assets at December 31, 1997 and 1996 included cash of approximately $3,436,000 and $1,656,000, respectively, which was restricted as a result of exchange controls in certain foreign countries or cash collateral requirements for performance bonds, letters of credit and customs bonds.

Inventories. Inventories, net of allowances, are valued at the lower of cost (first-in, first-out or average) or market and are summarized as follows (in thousands):


                                       1997         1996
                                    --------     --------
Spare parts and components ....     $ 56,686     $ 41,068
Raw materials .................       29,920       28,734
Work in process ...............       19,904       26,902
Finished goods ................       62,538       66,598
                                    --------     --------
                                    $169,048     $163,302
                                    ========     ========

Work in process and finished goods inventories include the costs of materials, labor and plant overhead.

Property, plant and equipment. Property, plant and equipment is depreciated on a straight-line basis over the estimated useful lives of the assets. Estimated useful lives of assets are as follows:

Buildings and improvements...............................      5-45 years
Rental and service equipment.............................      3-15 years
Machinery and other equipment............................      3-15 years

Expenditures for major additions and improvements are capitalized while minor replacements, maintenance and repairs are charged to expense as incurred. When property is retired or otherwise disposed of, the cost and accumulated depreciation are removed from the related accounts and any resulting gain or loss is included in the consolidated statements of income. The Company evaluates potential impairment of property, plant and equipment and other long-lived assets on an ongoing basis as necessary whenever events or changes in circumstances indicate that the carrying amounts may not be recoverable.

Goodwill. Goodwill represents the excess of the aggregate price paid by the Company in acquisitions accounted for as purchases over the fair market value of the net assets acquired. Goodwill is amortized on a straight-line basis generally over a period of 40 years. The Company evaluates potential impairment of goodwill on an ongoing basis as necessary whenever events or changes in circumstances indicate that the carrying amounts may not be recoverable. Goodwill amortization expense totaled $7,713,000, $7,044,000 and $5,852,000 during 1997, 1996 and 1995, respectively. Accumulated amortization at December 31, 1997 and 1996 was $22,536,000 and $14,199,000, respectively.

Income taxes. The Company applies the liability method of accounting for income taxes. Accordingly, deferred tax assets and liabilities are determined based on the estimated future tax effects of differences between the financial statement and tax bases of assets and liabilities given the provisions of enacted tax laws.

The Company does not provide federal income taxes on the undistributed earnings of certain of its foreign subsidiaries because it believes these amounts are permanently invested outside the United States. The cumulative amount of such undistributed earnings on which federal taxes have not been provided was $173,502,000 at December 31, 1997. If these foreign earnings were to be ultimately remitted, certain foreign withholding taxes would be payable and U.S. federal income taxes payable at that time would be reduced by foreign tax credits generated by the repatriation.

Environmental expenditures. Environmental expenditures that relate to ongoing business activities are expensed or capitalized, in accordance with the Company's capitalization policy. Expenditures that relate to the remediation of an existing condition caused by past operations, and which do not contribute to current or future revenues, are expensed. Liabilities for these expenditures are recorded when it is probable that obligations have been incurred and the costs can be reasonably estimated. Estimates are based on currently available facts and technology, presently enacted laws and regulations and the Company's prior experience in remediation of contaminated sites. Liabilities included $5,203,000 and $10,263,000 of accrued environmental expenditures at December 31, 1997 and 1996, respectively.

Foreign currency translation. The functional currency for most of the Company's international operations is the applicable local currency. The translation of the foreign currencies into U.S. dollars is performed for balance sheet accounts using exchange rates in effect at the balance sheet date and for income statement accounts using a weighted average exchange rate for the period. The gains or losses resulting from such translation are included as a separate component of stockholders' equity. Gains or losses resulting from foreign currency transactions are included in the consolidated statements of income.

Foreign exchange enters into foreign exchange contracts only as a hedge against certain existing economic exposures, and not for speculative or trading purposes. These contracts reduce exposure to currency movements affecting existing assets and liabilities denominated in foreign currencies, such exposure resulting primarily from trade receivables and payables and intercompany loans. The future value of these contracts and the related currency positions are subject to offsetting market risk resulting from foreign currency exchange rate volatility. The counterparties to the Company's foreign exchange contracts are creditworthy multinational commercial banks. Management believes that the risk of counterparty nonperformance is immaterial. At December 31, 1997 and 1996, the Company had contracts maturing within the next 60 days to sell $36,802,000 and $50,942,000, respectively, in Norwegian kroner, U.K. pounds sterling, Canadian dollars and Dutch guilders. Had such respective contracts matured on December 31, 1997 and 1996, the Company's required cash outlay would have been minimal.

Revenue recognition. Revenues are generally recognized when services and rentals are provided and when products and equipment are shipped. Proceeds from customers for the cost of oilfield rental equipment that is damaged or lost downhole are reflected as revenues.

Earnings (loss) per common share. In the fourth quarter of 1997, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share." Accordingly, the Company's reported per share results for prior periods have been restated. Basic earnings (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of Common Stock outstanding during the period. Diluted earnings per common share for 1997 and 1996 also assume the exercise of employee stock options under the treasury stock method. Stock options are not included in the 1995 computation because to do so would have been anti-dilutive.

A reconciliation of the numerators and denominators of the basic and diluted earnings per common share computations follows (in thousands except per share amounts):


                                                                         Per Share
                                             Net Income        Shares      Amount
                                             ----------        ------    ----------
1997:
        Basic earnings per common
        share ..........................     $ 112,900         52,430     $    2.15
                                                                          =========
        Employee stock options .........          --              407
                                             ---------         ------
        Diluted earnings per common
        share ..........................     $ 112,900         52,837     $    2.14
                                             =========         ======     =========
1996:
        Basic earnings per common
        share ..........................     $  70,073         51,722     $    1.35
                                                                          =========
        Employee stock options .........          --              375
                                             ---------         ------
        Diluted earnings per common
        share ..........................     $  70,073         52,097     $    1.35
                                             =========         ======     =========
1995:
        Basic and diluted loss per
        common share ...................     $ (10,558)        50,681     $   (0.21)
                                             =========         ======     =========

Concentration of credit risk. The Company grants credit to its customers, which are primarily in the oil and gas industry. Credit risk with respect to trade accounts receivable is generally diversified due to the large number of entities comprising the Company's customer base and their dispersion across many different countries. The Company performs periodic credit evaluations of its customers and generally does not require collateral. The Company monitors its exposure for credit losses and maintains an allowance for anticipated losses (see Note 10).

Stock-based compensation. SFAS No. 123, "Accounting for Stock-Based Compensation," encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has elected to continue to account for stock-based compensation using the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees". Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's Common Stock at the date of grant over the option exercise price (see Note 5).

New accounting pronouncements. In June 1997, the Financial Accounting Standards Board (the "FASB") issued SFAS No. 130, "Reporting Comprehensive Income", which establishes standards for reporting and financial statement display of comprehensive income. SFAS No. 130 is effective January 1, 1998. Had SFAS No. 130 been adopted in 1997, the year-to-date change in cumulative translation adjustment would have been added to net income to calculate comprehensive income.

In June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information", which requires segment information to be reported on a basis consistent with that used internally for evaluating resource allocation and segment performance. The Company will adopt SFAS No. 131 in 1998 and is currently evaluating its method of reporting segment information.

In 1998, the FASB issued SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits", which standardizes disclosure requirements for pensions and other postretirement benefits. The Company is required to adopt SFAS No. 132 in 1998. Had the Company adopted SFAS No. 132 at December 31, 1997, it would have had no impact on the consolidated financial statements.

Reclassifications. Certain reclassifications were made to previously reported amounts in the consolidated financial statements and notes to make them consistent with the current presentation.

(2)  ACQUISITIONS, MERGERS AND DIVESTITURES

Results of operations for business combinations accounted for as purchases are included in the accompanying consolidated financial statements since the date of acquisition. With respect to business combinations accounted for as poolings of interests, the consolidated financial statements have been restated for all periods presented as if the companies had been combined since inception.

Nodeco. On May 23, 1996, the Company acquired the business and assets of Nodeco AS, a Norwegian company, and its wholly-owned subsidiary, Aarbakke AS (collectively, "Nodeco"), in a transaction accounted for as a purchase. Nodeco designs, manufactures, sells and rents oil and gas well completion products primarily consisting of liner hanger equipment and related services, as well as pump packers. The Company paid cash of $14,393,000 net of cash acquired, issued 750,000 shares of its Common Stock and assumed all liabilities of Nodeco, totaling $12,109,000.

Energy Industries. On December 15, 1995, the Company acquired substantially all of the assets of the natural gas compression business of Energy Industries, Inc. and Zapata Energy Industries, L.P. (collectively, "Energy Industries") in a transaction accounted for as a purchase. Energy Industries was engaged in the business of fabricating, selling, installing, renting and servicing natural gas compressor units used in the oil and gas industry. The Company paid approximately $130,000,000 in cash and assumed certain liabilities totaling approximately $12,485,000.

Enterra. On October 5, 1995, the Company completed a merger with Enterra Corporation ("Enterra"), a worldwide provider of specialized services and products to the oil and gas industry through its oilfield, pipeline and gas compression services businesses. The Company issued approximately 23,668,000 shares of Common Stock in exchange for all the outstanding shares of Enterra common stock. The merger was accounted for as a pooling of interests. In connection with the Enterra merger, the Company recorded acquisition-related costs totaling $59,900,000 (see Note 8).

Other acquisitions. During 1996 and 1995, the Company acquired several businesses in addition to those mentioned above in transactions accounted for as purchases. The impact of these acquisitions on reported results of operations, on a pro forma basis, was not material to the Company's consolidated results of operations.

Divestitures. During 1997, 1996 and 1995, the Company sold certain non-core businesses which did not fit into the long-term strategy of the Company. Such businesses included CRC-Evans Pipeline International, Inc., Arrow Completion Systems, Inc., Total Engineering Services Team, Inc. and several others (see
Note 9). Cash proceeds from these transactions totaled $68,798,000, $40,481,000 and $9,493,000 in 1997, 1996 and 1995, respectively, and were primarily used to repay bank debt.

(3)  DEBT

Debt consisted of the following (in thousands):


                                             1997         1996
                                           --------     --------
7 1/4% Notes .........................     $200,000     $200,000
Bank term loan .......................         --         95,950
Foreign bank debt, denominated in
    foreign currencies ...............        8,152       11,231
Other indebtedness ...................        3,795        8,593
                                           --------     --------
                                            211,947      315,774
Less -- Amounts due within one
    year .............................        2,823       24,508
                                           --------     --------
                                           $209,124     $291,266
                                           ========     ========


The Company has outstanding $200,000,000 of 7 1/4% notes due May 15, 2006 (the "7 1/4% Notes"). Interest on the 7 1/4% Notes is payable semi-annually on May 15 and November 15 of each year.

On October 24, 1997, the Company amended its primary bank credit facility, extending its $200,000,000 revolving credit facility (the "Revolving Credit Facility") through October 24, 2002, reducing interest rates and fees and improving other terms and conditions. The balance outstanding under the bank term loan was repaid earlier in 1997. Amounts outstanding under the Revolving Credit Facility accrue interest at a variable rate, ranging from 0.25% to 0.625% above a specified Eurodollar rate, depending on the credit ratings assigned to the 7 1/4% Notes. A commitment fee ranging from 0.09% to 0.20% per annum, depending on the credit ratings assigned to the 7 1/4% Notes, is payable quarterly on the unused portion of the Revolving Credit Facility. The Company is required under the Revolving Credit Facility to maintain certain financial ratios, including a maximum debt-to-capitalization ratio of 50%.

Maturities of the Company's debt at December 31, 1997 were as follows (in thousands):

1998..........................................................          $2,823
1999..........................................................           6,525
2000..........................................................             579
2001..........................................................             647
2002..........................................................             682
Thereafter....................................................         200,691
                                                                      --------
                                                                      $211,947
                                                                      ========

At December 31, 1997, the Company had $200,000,000 available to borrow under the Revolving Credit Facility. The Company also has various credit facilities available only for stand-by letters of credit and bid and performance bonds, pursuant to which funds are available to the Company to secure performance obligations and certain retrospective premium adjustments under insurance policies. The Company had a total of $13,019,000 of letters of credit and bid and performance bonds outstanding at December 31, 1997.

(4)  INCOME TAXES

The components of income (loss) before income taxes were as follows (in thousands):

                          1997          1996           1995
                       ---------     ---------      ---------
Foreign ..........     $  60,722     $  52,529      $  23,853
United States ....       114,851        52,318        (38,807)
                       ---------     ---------      ---------
                       $ 175,573     $ 104,847      $ (14,954)
                       =========     =========      =========

The income tax provision (benefit) was comprised of the following (in thousands):

                                                 1997         1996          1995
                                               --------     --------      --------
Current:
        Foreign ..........................     $ 26,812     $ 18,729      $ 15,439
        U.S. federal and state income
           taxes .........................       24,313        3,942           946
                                               --------     --------      --------
                Total current ............       51,125       22,671        16,385
                                               --------     --------      --------
Deferred:
        Foreign ..........................        2,562          478         3,038
        U.S. federal .....................        8,986       11,625       (23,819)
                                               --------     --------      --------
                Total deferred ...........       11,548       12,103       (20,781)
                                               --------     --------      --------
                                               $ 62,673     $ 34,774      $ (4,396)
                                               ========     ========      ========

The consolidated provision (benefit) for income taxes differs from the provision (benefit) computed at the statutory U.S. federal income tax rate of 35% for the following reasons (in thousands):

                                                 1997          1996          1995
                                               --------      --------      --------
Tax provision (benefit) at U.S. ..........
    statutory rate .......................     $ 61,451      $ 36,696      $ (5,234)
Foreign income, taxed at more than
    U.S. statutory rate ..................        8,120           715         7,687
Intercompany dividends ...................        1,001          --             557
Benefit of U.S. NOL carryforwards and
    other credits ........................       (7,719)       (9,550)      (15,299)
Nondeductible goodwill ...................        3,051         1,601         1,601
Nondeductible expenses related to
    acquisitions .........................         --            --           3,307
U.S. alternative minimum taxes and
    state income taxes ...................          868         3,942           946
Other ....................................       (4,099)        1,370         2,039
                                               --------      --------      --------
                                               $ 62,673      $ 34,774      $ (4,396)
                                               ========      ========      ========

On the accompanying consolidated balance sheets, current deferred tax assets and liabilities are netted within each tax jurisdiction. The components of the net deferred tax assets (liabilities) shown on the consolidated balance sheets are as follows (in thousands):

                                             1997          1996
                                           --------      --------
Current deferred tax assets ..........     $ 11,470      $ 22,450
Valuation allowance, current .........         (204)       (2,360)
Non-current deferred tax assets ......       15,063        26,806
Valuation allowance, non-current .....       (2,300)       (7,864)
                                           --------      --------
        Total deferred tax assets ....       24,029        39,032
                                           --------      --------
Current deferred tax liabilities .....       (1,043)       (2,867)
Non-current deferred tax
    liabilities ......................      (27,401)      (34,728)
                                           --------      --------
        Total deferred tax
           liabilities ...............      (28,444)      (37,595)
                                           --------      --------
Net deferred tax assets
    (liabilities) ....................     $ (4,415)     $  1,437
                                           ========      ========

The change in the valuation allowance in 1997 and 1996 primarily relates to utilization of U.S. net operating loss ("NOL") and tax credit carryforwards and management's assessment that future taxable income will be sufficient to enable the Company to utilize remaining NOL and tax credit carryforwards. The tax effects of significant temporary differences giving rise to deferred tax assets (liabilities) are as follows (in thousands):

                                                       1997                  1996
                                                     --------              --------
NOL and tax credit carryforwards ...............     $ 12,347              $ 24,990
Depreciation and amortization ..................      (24,896)              (18,939)
Financial reserves and accruals not
    yet deductible .............................        9,127                19,426
Other differences between financial
    and tax bases of assets and liabilities ....        1,511               (13,816)
Valuation allowances ...........................       (2,504)              (10,224)
                                                     --------              --------
                                                     $ (4,415)             $  1,437
                                                     ========              ========

The Company has U.S. NOL carryforwards available to reduce future U.S. taxable income of $6,973,000 expiring between 1999 and 2009, of which $2,558,000 is limited pursuant to Section 382 of the U.S. Internal Revenue Code.

(5)  COMMON STOCK AND STOCK-BASED COMPENSATION PLANS

Common Stock. In December 1997, the Board of Directors instituted a stock repurchase program under which the Company is authorized to purchase up to $100,000,000 of Common Stock from time to time in open market transactions or in privately negotiated transactions. Pursuant to this program, the Company purchased 289,200 shares of Common Stock in December 1997 at an average cost of $41.01 per share. During the two-month period ended February 28, 1998, the Company purchased 1,040,300 shares of Common Stock at an average cost of $35.98 per share.

Stock option plans. The Company has a number of stock option plans pursuant to which officers and other key employees may be granted options to purchase shares of Common Stock at fair market value. Options generally become exercisable in three annual installments, commencing one year after the date of grant. Unexercised options expire ten years after the date of grant. In addition, the Company has a Non-Employee Director Stock Option Plan (the "Director Option Plan") pursuant to which each non-employee director receives upon initial election as a director an option to purchase 2,500 shares and, at each annual meeting thereafter, an additional option to purchase 2,000 shares of Common Stock, in each case at fair market value. Options granted under the Director Option Plan become exercisable six months after the date of grant, and unexercised options expire ten years after the date of grant. Enterra had a similar plan, pursuant to which directors of Enterra received immediately exercisable options to purchase shares of Enterra common stock at fair market value. All outstanding options under the Enterra director plan were exercised prior to the Enterra merger.

The following table summarizes activity related to stock option plans of the
Company:

                                               Number of Shares
                                           --------------------------
                                                         Non-Employee  Weighted Average
                                           Employees       Directors    Exercise Price
                                           ---------     ------------  ----------------
Outstanding, December 31, 1994 ...........   978,935          59,150      $16.06
Granted ..................................   953,985          58,075       20.89
Exercised ................................  (220,284)        (88,725)      16.02
Terminated ...............................  (424,404)           --         17.03
                                           ---------       ---------
Outstanding, December 31, 1995 ........... 1,288,232          28,500       18.72
Granted ..................................   325,650           3,000       31.59
Exercised ................................  (238,665)        (11,500)      19.09
Terminated ...............................  (376,977)           --         21.93
                                           ---------       ---------
Outstanding, December 31, 1996 ...........   998,240          20,000       21.79
Granted ..................................   446,250          16,500       30.74
Exercised ................................  (375,697)         (3,000)      19.52
Terminated ...............................   (50,429)           --         26.02
                                           ---------       ---------
Outstanding, December 31, 1997 ........... 1,018,364          33,500      $26.41
                                           =========       =========
Shares available for future issuance,
   December 31, 1997 ..................... 1,702,782          45,500
                                           =========       =========
Exercisable, December 31, 1995 ...........   432,494          21,000      $15.49
Exercisable, December 31, 1996 ...........   398,569          20,000       15.92
Exercisable, December 31, 1997 ...........   322,822          33,500       20.40

The following table summarizes information about stock options outstanding at December 31, 1997:

                                                       Options Outstanding                         Options Exercisable
                                                       -------------------                         -------------------
                                                                Average         Weighted                           Weighted
               Range of                      Number           Remaining         Average           Number           Average
            Exercise Prices                Outstanding           Life            Price          Exercisable         Price
            ---------------                -----------        ---------         --------        -----------        --------

            $6.75 to $15.75                    110,185        4.4 years          $13.14           108,767           $13.16
            17.50 to   19.75                   190,924        6.8 years           18.97           148,461            19.10
            21.30 to   30.63                   353,893        8.0 years           28.99            20,266            23.04
            30.75 to   31.56                   396,862        8.6 years           31.37            78,828            32.15
                                             ---------                                            -------
            $6.75 to $31.56                  1,051,864        7.6 years          $26.41           356,322           $20.40
                                             =========                                            =======


The weighted average fair values of options granted during 1997, 1996 and 1995 were $12.96, $14.46 and $8.53 per share, respectively. The fair values were estimated using the Black-Scholes option-pricing model with the following weighted average assumptions for 1997, 1996 and 1995, respectively: expected volatility of 42%, 50% and 52% (38% for options issued by Enterra prior to the merger), risk free interest rates of 6.07%, 5.13% and 6.85% (7% for options issued by Enterra prior to the merger), expected lives of four years and zero dividend yield. If the fair value-based method of accounting under SFAS No. 123 had been applied, the Company's pro forma net income (loss) and diluted earnings
(loss) per share would have been, respectively, $110,765,000 and $2.10 in 1997, $68,412,000 and $1.31 in 1996 and $(11,926,000) and $(0.23) in 1995. As the
disclosure requirements of SFAS No. 123 are not applicable to options granted prior to 1995, the pro forma effects for 1997, 1996 and 1995 are not indicative of the pro forma effects in future years.

In addition to the options in the above table, the Company granted options to purchase 84,500, 45,337 and 34,200 shares of Common Stock in 1995, 1994 and 1991, respectively, to former directors and former employees of acquired companies and to a former officer of the Company. These options were granted pursuant to separate agreements and are not covered by an option plan. Exercises of such options totaled 22,816, 16,483 and 40,334 shares in 1997, 1996 and 1995, respectively, and 67,600 of such options were outstanding and exercisable at December 31, 1997 at a weighted average exercise price of $25.75 per share.

Stock appreciation rights plan. The Company has a stock appreciation rights plan (the "SAR Plan") pursuant to which certain officers and other key employees were granted stock appreciation units ("SARs"). The SAR Plan was amended in 1992 to provide that no additional grants would be made. SARs were awarded in connection with stock options granted under one of the Company's stock option plans and can be exercised only if the related stock option is exercised. Compensation expense is recorded based on the increase in the market price of the Company's Common Stock since the date of grant. At December 31, 1997, there were 15,543 SARs outstanding, all of which were vested, at an average price of $10.41 per SAR. During 1997, 1996 and 1995, the Company recognized compensation expense of $700,000, $225,000 and $121,000, respectively, in connection with SARs.

Stock bonus plan. The Company has a stock bonus, pursuant to which officers and certain other key employees of the Company may be granted shares of Common Stock. The market value of shares granted under the Bonus Plan is recorded as compensation expense on the date of grant. With respect to the Bonus Plan, the Company granted 2,485 and 21,391 shares in 1997 and 1996, respectively, and recognized compensation expense of $110,000 and $675,000 during 1997 and 1996, respectively. The Company granted no shares under the Bonus Plan in 1995. There were 1,303 shares available for future grants under the Bonus Plan at December 31, 1997.

Restricted stock plans. The Company has a restricted stock plan for certain officers of the Company (the "Restricted Plan") and a restricted stock plan for non-employee directors (the "Director Restricted Plan"; collectively, the "Restricted Stock Plans"), pursuant to which shares of Common Stock may be granted. Shares granted under the Restricted Stock Plans are subject to certain restrictions on ownership and transferability when granted. Restrictions applicable to shares granted under the Restricted Plan lapse in part based on continued employment and in part based on Company performance. Restrictions applicable to shares granted under the Director Restricted Plan lapse in three equal annual installments, commencing one year after the date of grant. The compensation related to the restricted stock grants is deferred and amortized to expense on a straight-line basis over the period of time the restrictions are in place, and the unamortized portion is classified as a reduction of paid-in capital in the accompanying consolidated balance sheets. The following table provides a summary of activity related to the Restricted Stock Plans:

                                                     Number of Shares
                                                ---------------------------
                                                               Non-Employee
                                                 Employees      Directors
                                                -----------    ------------
Outstanding, December 31, 1994 ...........          53,832             --
Granted (market price: $18.50 per
    share) ...............................          29,500             --
Restrictions terminated ..................         (47,193)            --
                                               -----------      -----------
Outstanding, December 31, 1995 ...........          36,139             --
Granted (market price: $31.56 per
    share) ...............................          31,000             --
Restrictions terminated ..................         (37,735)            --
                                               -----------      -----------
Outstanding, December 31, 1996 ...........          29,404             --
Granted (average market price: $32.08
    per share) ...........................          91,041           10,838
Restrictions terminated ..................         (27,030)            --
                                               -----------      -----------
Outstanding, December 31, 1997 ...........          93,415           10,838
                                               ===========      ===========
Shares available for future grants at
    December 31, 1997 ....................          38,396          239,162
                                               ===========      ===========
Compensation expense:
         1997 ............................     $ 1,146,000      $   120,000
         1996 ............................         418,000             --
         1995 ............................         392,000             --
Deferred compensation at December 31:
         1997 ............................     $ 3,095,000      $   352,000
         1996 ............................       1,445,000             --


Stock purchase plan. The Company has an employee stock purchase plan (the "ESPP"), pursuant to which eligible employees can purchase shares of Common Stock through payroll deductions. The Company matches a specified percentage of the employee contributions made to the ESPP. Company matching contributions to the ESPP totaled $162,000, $88,000 and $48,000 during 1997, 1996 and 1995, respectively. There were 51,015 shares available for future purchases under the ESPP at December 31, 1997.

(6)  RETIREMENT AND EMPLOYEE BENEFIT PLANS

The Company has defined benefit and defined contribution pension plans covering substantially all U.S. employees and certain international employees. Plan benefits are generally based on years of service and average compensation levels. The Company's funding policy is to contribute, at a minimum, the annual amount required under applicable governmental regulations. With respect to certain international plans, the Company has purchased irrevocable annuity contracts to settle certain benefit obligations. Plan assets are invested primarily in equity and fixed income mutual funds.

Pension expense related to the Company's defined contribution pension plans totaled $2,806,000, $3,200,000 and $4,489,000 in 1997, 1996 and 1995,
respectively. Pension expense related to the Company's defined benefit pension plans included the following components (in thousands):

                                              1997          1996         1995
                                             -------      -------      -------
Service cost -- benefits earned
  during the period ....................     $   961      $ 1,248      $   692
Interest cost on projected benefit
  obligation ...........................         386          427          365
Actual return on plan assets ...........        (391)        (466)        (354)
Net amortization and deferral ..........          48          213          115
                                             -------      -------      -------
                                             $ 1,004      $ 1,422      $   818
                                             =======      =======      =======

The following table sets forth the funded status of the Company's defined benefit pension plans and the assumptions used in computing such information (in thousands, except percentages):

                                                              U.S. Plans                  Non-U.S. Plans
                                                         ---------------------       ---------------------
                                                           1997          1996          1997          1996
                                                         -------       -------       -------       -------
Actuarial present value of benefit obligations:
Vested benefit obligation ..........................     $ 1,356       $ 1,257       $ 3,053       $ 2,933
                                                         =======       =======       =======       =======
Accumulated benefit obligation .....................     $ 1,599       $ 1,902       $ 3,531       $ 3,388
                                                         =======       =======       =======       =======
Projected benefit obligation .......................     $ 1,599       $ 2,026       $ 4,261       $ 4,192
Plan assets at fair value ..........................       1,487         1,383         2,553         2,194
                                                         -------       -------       -------       -------
Projected benefit obligation in
   excess of plan assets ...........................        (112)         (643)       (1,708)       (1,998)
Unrecognized prior service cost ....................        (620)         (637)          124           158
Unrecognized net (gain) loss .......................         457           592          (758)         (775)
Unrecognized transition obligation .................        --            --              81           125
                                                         -------       -------       -------       -------
Unfunded accrued pension cost ......................        (275)         (688)       (2,261)       (2,490)
Adjustment for minimum liability ...................        --              (9)         --            --
                                                         -------       -------       -------       -------
Pension liability ..................................     $  (275)      $  (697)      $(2,261)      $(2,490)
                                                         =======       =======       =======       =======
Assumed discount rates .............................        7.25%         7.25%      6.0-8.0%      6.5-8.0%
Assumed rates of increase in
   compensation levels .............................         4.0%          4.0%      3.7-5.0%      3.7-5.0%
Assumed expected long-term rate of return
   on plan assets ..................................         8.0%          8.0%          8.0%          8.0%



(7)  COMMITMENTS AND CONTINGENCIES

Aggregate minimum rental commitments under noncancelable operating leases with lease terms in excess of one year as of December 31, 1997 were as follows (in thousands):

1998.....................................................        $10,535
1999.....................................................         11,449
2000.....................................................          6,596
2001.....................................................          5,235
2002                                                               4,709
Thereafter...............................................         32,311
                                                                 -------
                                                                 $70,835
                                                                 =======

The Company incurred total rental expense under operating leases of $20,902,000, $21,197,000 and $18,499,000 in 1997, 1996 and 1995, respectively.

The Company is involved in certain claims and lawsuits arising in the normal course of business. In the opinion of management, the likelihood that uninsured losses, if any, resulting from the ultimate resolution of these matters will have a material adverse effect on the financial position, results of operations or liquidity of the Company is remote.

(8) Acquisition-related costs and other unusual charges

During the second quarter of 1995, management of Enterra made certain strategic decisions which resulted in $28,282,000 of unusual charges. Such charges included a $10,041,000 writedown to fair value, based on management's estimation of net sales price, related to three businesses to be sold. The remaining second quarter unusual charges of $18,241,000 consisted primarily of asset writedowns related to certain excess facilities, equipment and inventories, as well as estimated costs in connection with the closure of certain pipeline businesses and the consolidation of certain oilfield service administrative and operating facilities. This restructuring resulted in reductions of approximately 120 employees.

During the fourth quarter of 1995, the Company recorded expenses of $59,900,000 related to the merger with Enterra and the financial impact of management decisions related to the future operations of the combined company. The acquisition-related costs primarily consisted of transaction costs, severance and termination agreements with former officers and employees, facility closure costs primarily to consolidate the oilfield service operations and administrative functions (reducing approximately 600 employees), and the reduction in recorded value of certain assets that had diminished future value in the operations of the combined company.

A summary of the 1995 acquisition-related costs and other unusual charges follows (in thousands):

Enterra merger transaction-related
  costs..................................................        $18,800
Severance and termination costs..........................         12,488
Facility closure and consolidation
  costs..................................................         20,943
Writedowns of assets to be sold..........................         12,281
Other asset writedowns...................................         21,972
Other....................................................          1,698
                                                                 -------
                                                                 $88,182
                                                                 =======


(9)  SEGMENT INFORMATION

The Company is a diversified international energy service and manufacturing company that provides a variety of services and equipment to the exploration, production and transmission sectors of the oil and gas industry. The Company operates in three industry segments -- oilfield services, oilfield products and gas compression. During 1996 and 1995, management of the Company made strategic decisions to dispose of certain non-core businesses, which are presented separately and described as "Other Businesses" (see Note 2).

Revenues by industry segment and geographic area include both revenues from unaffiliated customers and intersegment revenues from related companies. The price at which intercompany sales are made is generally based on the selling price to unaffiliated customers less a discount or the direct product cost plus a mark-up. Indirect expenses have been allocated to industry segments in proportion to outside revenues.

Export sales from the United States to unaffiliated customers in other geographic areas were as follows (in thousands):

                                              1997        1996        1995
                                            -------     -------     -------
Europe/Commonwealth of Independent
States ................................     $15,839     $27,523     $10,904
Canada ................................      10,754      11,334      14,729
Africa ................................       9,162      26,079      17,792
Middle East ...........................      10,106       7,494       3,843
Asia-Pacific ..........................       9,535      12,364      11,242
Latin America .........................       9,293       7,247       5,552
Other .................................          11       2,714       1,403
                                            -------     -------     -------
                                            $64,700     $94,755     $65,465
                                            =======     =======     =======

Information with respect to industry and geographic segments follows (in thousands):

                                                                                                       Corporate
                                            Oilfield      Oilfield            Gas          Other          and
                                            Services      Products       Compression     Businesses    Eliminations   Consolidated
                                            --------      --------       -----------     ----------    ------------   ------------
1997:
  Outside revenues ..................     $  645,906     $  182,311      $  178,896     $   76,852     $     --        $1,083,965
  Intersegment revenues .............           --           27,895            --             --          (27,895)           --
  Operating income (loss) ...........        152,668         39,129          13,723            440        (12,878)        193,082
  Identifiable assets ...............        664,655        203,342         441,758           --           68,240       1,377,995
  Depreciation and amortization .....         75,582          8,265          21,666          1,541          3,756         110,810
  Capital expenditures ..............        104,518         10,603          35,705            940          1,646         153,412
1996:
  Outside revenues ..................     $  520,195     $  149,713      $  154,503     $  170,057     $     --        $  994,468
  Intersegment revenues .............           --           31,020            --             --          (31,020)           --
  Operating income (loss) ...........         93,644         23,388           7,833          8,849         (7,958)        125,756
  Identifiable assets ...............        646,915        187,002         414,969         97,646         51,191       1,397,723
  Depreciation and amortization .....         70,552          6,264          23,554          4,787            700         105,857
  Capital expenditures ..............         99,570         10,569          30,392          8,125           --           148,656
1995:
  Outside revenues ..................     $  470,085     $  115,399      $   94,386     $  179,037     $     --        $  858,907
  Intersegment revenues .............           --           20,537            --               49        (20,586)           --
  Acquisition-related costs and other
      unusual charges ...............         31,715         15,745            --           11,711         29,011          88,182
  Operating income (loss) ...........         41,849        (13,253)          7,788          2,010        (38,212)            182
  Identifiable assets ...............        556,125        120,777         396,465        121,177         64,316       1,258,860
  Depreciation and amortization .....         65,217          5,519          14,421          9,070          1,730          95,957
  Capital expenditures ..............         83,849          2,731          16,246          7,657            142         110,625

                                          United                                               Other             and
                                          States       Canada       Europe      Africa      International     Eliminations
                                          ------       ------       ------      ------      -------------     ------------
1997:
   Outside revenues ................     $601,522     $104,983     $147,809     $ 70,037     $159,614          $   --
   Intersegment revenues ...........       26,827         --         19,917        5,601        1,901           (54,246)
   Operating income (loss) .........      132,958       17,346       32,424       14,658        8,574           (12,878)
   Identifiable assets .............      762,592       82,120      187,202       63,677      214,164            68,240
   Capital expenditures ............       84,829       12,381       17,286       10,919       26,351             1,646
1996:
   Outside revenues ................     $579,024     $ 78,497     $145,126     $ 72,457     $119,364          $   --
   Intersegment revenues ...........       27,966          566        9,848        5,452        1,860           (45,692)
   Operating income (loss) .........       72,042       12,557       19,470       15,028       14,617            (7,958)
   Identifiable assets .............      828,930       69,391      201,137       67,856      179,218            51,191
   Capital expenditures ............       85,729       12,105       15,955        9,437       25,430              --
1995:
   Outside revenues ................     $471,672     $106,491     $110,065     $ 57,450     $113,229          $   --
   Intersegment revenues ...........       10,091          167        6,049         --          1,638           (17,945)
   Acquisition-related costs
      and other unusual charges ....       43,276        2,850        4,302          624        8,119            29,011
   Operating income (loss) .........        5,745       11,382        3,088       13,912        4,267           (38,212)
   Identifiable assets .............      790,625       73,368      141,673       40,299      148,579            64,316
   Capital expenditures ............       59,474        9,953        9,605        5,655       25,796               142


                                           Consolidated
                                           ------------
1997:
    Outside revenues .................     $1,083,965
    Intersegment revenues ............           --
    Operating income (loss) ..........        193,082
    Identifiable assets ..............      1,377,995
    Capital expenditures .............        153,412
1996:
    Outside revenues .................     $  994,468
    Intersegment revenues ............           --
    Operating income (loss) ..........        125,756
    Identifiable assets ..............      1,397,723
    Capital expenditures .............        148,656
1995:
    Outside revenues .................     $  858,907
    Intersegment revenues ............           --
    Acquisition-related costs
        and other unusual charges ....         88,182
    Operating income (loss) ..........            182
    Identifiable assets ..............      1,258,860
    Capital expenditures .............        110,625


(10)      VALUATION ALLOWANCES

Activity in the Company's allowance for doubtful accounts, deducted from receivables in the consolidated balance sheets, was as follows (in thousands):

                                                    1997          1996          1995
                                                  --------      --------      --------
Balance at beginning of year ................     $ 16,241      $ 15,942      $ 11,240
Additions charged to costs and
    expenses ................................       12,858         4,122         6,499
Deductions for uncollectible receivables
    written off .............................       (6,441)       (4,842)       (1,878)
Translation and other, net ..................         (191)        1,019            81
                                                  --------      --------      --------
Balance at end of year ......................     $ 22,467      $ 16,241      $ 15,942
                                                  ========      ========      ========


Activity in the Company's allowance for obsolete or slow-moving inventories, deducted from inventories in the consolidated balance sheets, was as follows (in thousands):

                                              1997          1996          1995
                                            --------      --------      --------
Balance at beginning of year ..........     $ 21,261      $ 23,760      $ 16,470
Additions charged to costs and
    expenses ..........................        2,987           897        10,683
Deductions for inventories written
    off ...............................       (7,041)       (3,632)       (3,520)
Translation and other, net ............         (536)          236           127
                                            --------      --------      --------
Balance at end of year ................     $ 16,671      $ 21,261      $ 23,760
                                            ========      ========      ========

(11) Unaudited quarterly financial data (in thousands except per share amounts)

                                         First          Second         Third          Fourth
                                        Quarter        Quarter        Quarter         Quarter         Year
                                        -------        -------        -------         -------         ----
1997:
   Revenues ......................     $  267,113     $  266,835     $  274,382     $  275,635     $1,083,965
   Gross profit ..................         85,542         87,821         91,094         92,968        357,425
   Operating income ..............         40,882         46,020         50,954         55,226        193,082
   Income before income taxes ....         35,449         41,185         46,929         52,010        175,573
   Net income ....................         22,952         26,795         30,434         32,719        112,900
   Basic earnings per share ......     $     0.44     $     0.51     $     0.57     $     0.63     $     2.15
   Diluted earnings per share ....           0.44           0.51           0.57           0.62           2.14
1996:
   Revenues ......................     $  218,841     $  233,782     $  259,070     $  282,775     $  994,468
   Gross profit ..................         60,319         62,727         76,545         80,531        280,122
   Operating income ..............         23,784         26,936         35,864         39,172        125,756
   Income before income taxes ....         19,281         21,892         30,153         33,521        104,847
   Net income ....................         13,477         14,898         19,828         21,870         70,073
   Basic earnings per share ......     $     0.26     $     0.29     $     0.38     $     0.42     $     1.35
   Diluted earnings per share ....           0.26           0.29           0.38           0.42           1.35


(12)  SUBSEQUENT EVENT (UNAUDITED)

On March 4, 1998, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") providing for the merger of the Company into EVI, Inc. ("EVI"). Pursuant to the terms of the Merger Agreement, Weatherford stockholders will receive 0.95 of a share of EVI common stock for each share of Weatherford Common Stock. The transaction, which is expected to be accounted for as a pooling of interests and to result in no immediate federal income tax recognition for the Company's stockholders, is subject to the approval of the stockholders of each of EVI and Weatherford as well as customary regulatory approvals and other conditions to closing. The transaction is currently expected to close in late spring or early summer of 1998. There can be no assurance that this merger will be consummated.